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                                                                    EXHIBIT 23.3



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report incorporated by reference in the registration statements of WANG Laboratories, Inc. and subsidiaries registration statements on Form S-3 (File No. 333-06611) and on Form S-3/A (File Nos. 333-19789, 333-27971 and 333-27969) of our report dated February 23, 1998 on the audited financial statements of Olivetti Espana, S.A. as of September 30, 1997 and December 31, 1996, and for the nine-month and year then ended, respectively, which reports are included in this Form 8-K/A.



ARTHUR ANDERSEN

/s/ Koro Usarraga
-----------------
    Koro Usarraga


May 26, 1998